EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-97803) pertaining to Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan of our report dated June 23, 2008, with respect to the financial statements and supplemental schedules of the Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Banks, Finley, White & Co.

College Park, Georgia
June 23, 2008